Exhibit 8.3

Suite 3000
79 Wellington St. W.
Box 270, TD Centre
Toronto, Ontario
M5K IN2 Canada
Tel 416.865.0040
Fax 416.855.1380

www.torys.com

June 3, 2010

IESI-BFC Ltd.
135 Queens Plate Drive
Suite 300
Toronto, Ontario
Canada M9W 6V1

Re:	Amendment No. 4 to Form F-4 Registration Statement under the Securities Act of 1933 of IESI-BFC Ltd. (Registration Statement No. 333-164402) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for IESI-BFC Ltd., a corporation amalgamated under the laws of Ontario (“IESI-BFC”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 11, 2009 by and among IESI-BFC, IESI-BFC Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of IESI-BFC (“Merger Sub”), and Waste Services, Inc., a Delaware corporation (“WSI”), pursuant to which Merger Sub will be merged with and into WSI, with WSI to be the surviving corporation and a direct, wholly-owned subsidiary of IESI-BFC (the “Merger”), and in connection with the filing with the Securities and Exchange Commission of the Registration Statement, which includes a proxy statement of WSI and a prospectus of IESI-BFC, each as amended or supplemented through the date hereof. Any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement.

In connection with this opinion, we have examined the Registration Statement and the Merger Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion.  With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of IESI-BFC.  In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

Our opinion is based on the Income Tax Act (Canada), as amended (the “Tax Act”), and the regulations under the Tax Act, all specific proposals to amend the Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this opinion and the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. If there is any subsequent change in such law, regulations, proposals or practices or if there are subsequently any new applicable administrative or assessing practices, this opinion may become inapplicable.

Based upon and subject to the foregoing and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm that the statements set forth under the heading “Material Canadian Federal Income Tax Considerations” in the proxy statement/prospectus forming part of the Registration Statement constitutes our opinion concerning the Canadian federal income tax matters described therein subject to the qualifications, assumptions and limitations stated therein.

We express our opinion herein only as to those matters of Canadian federal income taxation specifically set forth under the heading “Material Canadian Federal Income Tax Considerations” in the proxy statement/prospectus forming part of the Registration Statement and no opinion should be inferred as to the tax consequences of the Merger under any provincial, territorial, state, local or foreign law, or with respect to any other areas of Canadian federal taxation.

This opinion is based upon and limited to the laws of the Province of Ontario and the laws of Canada applicable therein.

We hereby consent to the discussion of this opinion in the proxy statement/prospectus forming part of the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings “Material Canadian Federal Income Tax Considerations” and “Legal Matters” in the proxy statement/prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act.

Yours very truly,

/s/ Torys LLP